Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

May 1, 2014

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS FIRST QUARTER RESULTS

New York, NY - Harte Hanks (NYSE: HHS) today reported first quarter 2014 revenues of $132.7 million compared to $132.4 million in the same quarter last year, a 0.3% increase.  This is the first quarterly revenue increase reported by the company since 2011.  The increase in revenues was primarily due to a significant increase, over the prior year quarter, in our Select vertical due to a new client win and expansion of relationships with existing clients.  In addition, our Healthcare Insurance and Pharmaceuticals vertical increased 24% due to the implementation of new mail business and our Automotive and Consumer Brands vertical increased 14%.  These gains were offset by our Retail, Technology and Financial verticals which decreased 8% to 10%, each.  These declines were from a combination of client reductions in marketing spend and client losses.

Operating income for the quarter was $4.6 million compared to $9.4 million for the same quarter last year.  The operating income decline was a result of an increase in outsourced revenues and expenses associated with changes we are making in the business, including  investments in key personnel to generate revenue growth.  Labor costs increased from these investments in key individuals as well as headcount reductions which resulted in approximately $1.0 million of severance, the benefits of which will impact our performance from April onwards.  Production costs increased as a result of higher expenses related to an increase in outsourced revenues.  Other general businesses expenses were held largely flat.

First quarter 2014 diluted earnings per share from continuing operations were $0.03 as compared to $0.10 for the same quarter in 2013.  Excluding the previously mentioned severance and the 2013 gains from the sale of land and currency exchange, first quarter diluted earnings per share from continuing operations were $0.04 for 2014 compared to $0.08 in 2013.

The following table presents financial highlights of the company’s operations for the first quarter of 2014 and 2013, respectively.  Full financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2014	2013	% Change
Operating revenues	$ 132,727	$ 132,352	0.3%
Operating income	4,579	9,404	-51.3%
Income from continuing operations	1,845	6,320	-70.8%
Diluted earnings per share from continuing operations	0.03	0.10	-70.0%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,971	62,669	0.5%

Capital expenditures for the quarter were $2.7 million compared to $4.7 million in the prior year’s first quarter.

Commenting on the first quarter performance, Chief Executive Officer Robert Philpott said,

“First quarter 2014 results highlight that Harte Hanks is now well underway with the changes required of an industry leader.  I am delighted that we have stemmed the decline on our revenues although the battle for consistent growth remains.  We continue to target a reduction in our cost base, especially the effective use of labor, as we strive to become more competitive in the market.  This is an on-going process and the benefits of these actions will be felt in the months ahead.  One quarter of revenue growth will not distract management from focusing on expense management when further action is required.

“While I am pleased with the progress we made this quarter, the reasons for revenue volatility we have previously discussed are still present.  However, I am confident that we are moving in a positive direction towards achieving our twin long-term goals of revenue growth and resource efficiency and will enhance stockholder value.”

The company will host a conference call on May 1, 2014, at 11:00 a.m. Eastern Time to discuss the results.  Investors and interested parties may participate in the call by dialing (888) 213-3754 for domestic callers and (913) 312-0710 for international callers and referring to Conference ID 1866335.  To access an audio webcast, please go to the link within the Harte-Hanks website located on the Investors section of the website, http://HarteHanks.com.  A replay will be available shortly after the call through May 8, 2014 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, Conference ID 1866335.

About Harte Hanks:

Harte Hanks is one of the world’s leading, insight-driven multi-channel marketing organizations, delivering impactful business results for some of the world’s best-known brands. Through strategic agencies and our core marketing services, we develop integrated solutions that connect brands with prospects and customers, moving them beyond awareness to transactions and brand loyalty. Visit the Harte Hanks website at http://HarteHanks.com or call (800) 456-9748.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  The company believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte-Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 31,
In thousands, except per share data	2014	2013

Operating revenues	$132,727	$132,352
Operating expenses:
Labor	71,304	67,470
Production and distribution	40,276	38,985
Advertising, selling, general and administrative	12,730	12,427
Depreciation and amortization	3,838	4,066
	128,148	122,948
Operating income	4,579	9,404
Other expenses (income):
Interest expense	727	803
Interest income	(48)	(22)
Other, net	734	(1,218)
	1,413	(437)
Income from continuing operations before income taxes	3,166	9,841
Income tax expense	1,321	3,521
Income from continuing operations	$1,845	$6,320

Loss from discontinued operations, net of income taxes	—	348

Net Income	$1,845	$6,668

Basic earnings per common share
Continuing operations	$0.03	$0.10
Discontinued operations	—	0.01
Basic earnings per share	$0.03	$0.11

Weighted-average common shares outstanding	62,686	62,471

Diluted earnings per common share
Continuing operations	$0.03	$0.10
Discontinued operations	—	0.01
Diluted earnings per share	$0.03	$0.11

Weighted-average common and common equivalent shares outstanding	62,971	62,669

Balance Sheet Data (Unaudited)	March 31,	December 31,
In thousands	2014	2013

Cash and cash equivalents	$84,539	$88,747
Total debt	$94,938	$98,000

Harte-Hanks, Inc.

Reconciliation of Net Income to Free Cash Flow

	Three months ended
	March 31,
In thousands	2014	2013
Income from continuing operations	$1,845	$6,320
Add: After-tax stock-based compensation (Note 1)	623	678
Add: Depreciation and amortization	3,838	4,066
Less: Capital expenditures	2,647	4,683
Free cash flow from continuing operations	3,659	6,381

Income/(Loss) from discont’d operations	—	348
Add: After-tax stock-based compensation (Note 1)	—	95
Add: Depreciation and amortization	—	871
Less: Capital expenditures	—	50
Free cash flow from discontinued operations	—	1,264

Total free cash flow	$3,659	$7,645

Note 1:  For Continuing operations Pre-tax stock-based compensation expense was $1,038 and $1,130 for the three months ended March 31, 2014 and 2013, respectively.  For discontinued operations, Pre-tax stock-based compensation expense was $158.

Reconciliation of Net Income to EBITDA from Continuing Operations

	Three months ended
	March 31,
In thousands	2014	2013
Income from Continuing Operations	$1,845	$6,320
Depreciation and amortization	3,838	4,066
Interest expense, net and non-operating, net	1,413	(437)
Income tax expense	1,321	3,521
EBITDA from Continuing Operations	$8,417	$13,470

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended
	March 31,
	2014	2013

Retail	25.5%	27.8%
Financial and Insurance Services	14.9%	16.5%
Technology	22.0%	24.3%
Healthcare and Pharmaceuticals	9.4%	7.6%
Auto and Consumer Brands	18.1%	16.0%
Other Select Markets	10.2%	7.9%
	100.0%	100.0%